UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 7, 2023

PAM TRANSPORTATION SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-15057	71-0633135
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

297 West Henri De Tonti, Tontitown, Arkansas 72770

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (479) 361-9111

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	PTSI	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement with Lance K. Stewart

On July 7, 2023, P.A.M. Transportation Services, Inc. (the “Company”) entered into a new employment agreement (the “Employment Agreement”) with its Vice President of Finance, Chief Financial Officer and Treasurer, Lance K. Stewart. The Employment Agreement, which is effective immediately, updates and replaces the Company’s previous employment agreement with Mr. Stewart entered into prior to his appointment as Chief Financial Officer of the Company. Under the terms of the Employment Agreement, Mr. Stewart will receive an annual base salary of $378,560 for his service as Chief Financial Officer. Mr. Stewart’s performance will be reviewed annually for any changes in base salary and eligibility for a performance bonus.

Pursuant to the Employment Agreement, the Company may terminate Mr. Stewart’s employment at any time with or without cause. If his employment is terminated by the Company without “just cause” (as defined in the Employment Agreement), Mr. Stewart will be entitled to receive his base salary for a period of four months following such termination, provided that Mr. Stewart signs a separation agreement with the Company. The Employment Agreement also provides Mr. Stewart the right to terminate his employment with the Company upon four months’ prior written notice to the Company. However, the Company has the right to terminate Mr. Stewart’s employment immediately upon receipt of such notice. In the event of such termination, Mr. Stewart is entitled to receive his base salary for the four-month period following the Company’s receipt of his notice of termination. Mr. Stewart’s employment with the Company will be terminated upon his death and may be terminated by the Company upon his disability. Upon termination due to disability, Mr. Stewart will continue to receive his compensation for a period of three months after the date of disability, along with any residual bonus earned but not yet paid.

Under the Employment Agreement, Mr. Stewart is subject to certain covenants with respect to non-solicitation of business that is competitive with the Company’s business or that of certain affiliated companies under common ownership with the Company and non-solicitation of employees of the Company and the specified affiliates for a period of 24 months following the termination of Mr. Stewart’s employment with the Company. If Mr. Stewart is terminated by the Company without “just cause” (as defined in the Employment Agreement), the covenant not to compete will be for a period of four months following his termination of employment but may be extended by the Company to up to one year. If the Company extends the covenant not to compete to one year, the Company must extend Mr. Stewart’s base salary payments for the same one-year period. Mr. Stewart has also agreed to maintain the confidentiality of the Company’s proprietary information.

The foregoing description of the terms and conditions of the Employment Agreement does not purport to be complete and is qualified in its entirety by the full text of the Employment Agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Separation and Consulting Agreement with Allen W. West

On July 10, 2023, the Company entered into a Separation and Consulting Agreement (the “Separation and Consulting Agreement”), dated as of July 7, 2023, with the Company’s former Chief Financial Officer, Allen W. West, who resigned from the Company effective June 8, 2023.

Under the terms of the Separation and Consulting Agreement, Mr. West has agreed to make himself available to advise senior management and consult with the Company as reasonably requested by the Company from time to time for a one-year period for a monthly consulting fee of $35,771.67. In recognition of his contributions to the Company, and in consideration of the covenants contained in the agreement and the accompanying release, Mr. West will receive a cash bonus in the aggregate amount of $1,250,000, payable in five equal semi-annual installments beginning six months after the agreement becomes effective. The Company has also agreed to repurchase the shares of Company common stock owned by Mr. West (excluding his unvested restricted shares of common stock which were forfeited upon his resignation) at a price per share equal to the closing market price of the Company’s common stock on the effective date of the Separation and Consulting Agreement.

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The foregoing payments and benefits are subject to Mr. West having not revoked a customary release of claims in favor of the Company and his compliance with terms and conditions of the Separation and Consulting Agreement. The Separation and Consulting Agreement will be effective upon expiration of a customary seven-day revocation period set forth in the accompanying release agreement.

Pursuant to the Separation and Consulting Agreement, Mr. West will remain subject to certain covenants similar to those contained in his employment agreement with the Company, dated March 7, 2019, with respect to the confidentiality of the Company’s proprietary information and the non-solicitation of employees or business that is competitive with the Company’s business or that of certain affiliated companies under common ownership with the Company for a 12-month period following the effective date of his resignation from the Company. The Separation and Consulting Agreement also contains customary cooperation and mutual non-disparagement provisions.

The foregoing description of the terms and conditions of the Separation and Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation and Consulting Agreement, including the accompanying release agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits.

10.1	Employment Agreement, dated as of July 7, 2023, between P.A.M. Transportation Services, Inc. and Lance K. Stewart.

10.2	Separation and Consulting Agreement, dated as of July 7, 2023, between P.A.M. Transportation Services, Inc. and Allen W. West.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

P.A.M. TRANSPORTATION SERVICES, INC.
(Registrant)

Date: July 13, 2023	By:	/s/ Joseph A. Vitiritto
Joseph A. Vitiritto President and Chief Executive Officer

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